Exhibit 32

Certification pursuant to 18 U.S.C. Section 1350,

as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Form 10-K of SP Plus Corporation (the "Company") for the year ended December 31, 2021, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)	the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 28, 2022	/s/ G MARC BAUMANN
	Name:	G Marc Baumann
	Title:	Chairman and Chief Executive Officer (Principal Executive Officer)

Date: February 28, 2022	/s/ KRISTOPHER H. ROY
	Name:	Kristopher H. Roy
	Title:	Chief Financial Officer (Principal Financial Officer and Duly Authorized Officer)

Date: February 28, 2022	/s/ GARY T. ROBERTS
	Name:	Gary T. Roberts
	Title:	Senior Vice President, Corporate Controller and Assistant Treasurer (Principal Accounting Officer and Duly Authorized Officer)

This certification shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liability of Section 18 of the Exchange Act. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.